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                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Post-effective Amendment No. 2 to Form S-4 of this Prospectus constituting part of this Registration Statement on Form S-3 of Clear Channel Communications, Inc. of our report dated March 6, 1998, relating to the consolidated financial statements of Universal Outdoor Holdings, Inc., which appears in the Current Report on Form 8-K of Clear Channel Communications, Inc. dated March 12, 1998, as amended by Form 8-K/A filed on March 23, 1998 and Form 8-K/A filed on February 23, 1999. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP

Chicago, Illinois
May 3, 1999